                                  EXHIBIT 99.4

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of International Microcomputer Software, Inc. (the "Company"), hereby certifies that (i) the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, as filed by the Company with the Securities and Exchange Commission (the "Annual Report"), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 15, 2002

                                                  /s/ WILLIAM J. BUSH
                                                  William J. Bush

                                                  Chief Financial Officer
                                                  (Principal Accounting Officer)





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